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                                                                   EXHIBIT (11)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 25, Amendment No. 27, to the registration statement on Form N-1A (the "Registration Statement") of our report dated August 11, 1998, relating to the financial statements and financial highlights of Van Kampen Series Fund Inc. (formerly known as
Morgan Stanley Funds, Inc.), which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Prospectus and to the reference to us under the heading "Independent Accountants" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP

Chicago, Illinois
September 28, 1998

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